Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES FOURTH QUARTER AND

FULL-YEAR 2017 FINANCIAL RESULTS

Revenue Rose 48% Year-Over-Year; Gross Profit Margin was 15%

Conference call to be held today at 9:00 A.M. EST

HOUSTON, TX – March 7, 2018 Vertex Energy, Inc. (NASDAQ:VTNR), a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products, announced today its 2017 financial results for the fourth quarter and twelve months ended December 31, 2017.

FINANCIAL HIGHLIGHTS FOR FOURTH QUARTER 2017

●	Consolidated revenue increased 33% to $41.3 million, compared to $31.1 million for the fourth quarter 2016.
●	Gross profit was up 61% to $8.5 million, while gross profit margin was 21%.
●	Total overall volume declined 1%.
●	Consolidated per barrel margin increased 62%.
●	Net loss available to common shareholders was $1.3 million, or a loss of $0.04 per share.

FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 2017

●	Consolidated revenue increased to $145.5 million, compared to $98.1 million for the same period a year ago.
●	Gross profit increased to $22.1 million, while gross profit margin was 15%.
●	Overall volume increased 14%.
●	Consolidated per barrel margin increased 19%
●	The company collected approximately 26 million gallons, compared to 20 million gallons for the same period in 2016.
●	Production volume at operating facilities increased 17% over the prior year.
●	Net loss available to common shareholders was $11.8 million, or a loss of $0.36 per share.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, stated, “In 2017, our objectives were to penetrate the Marine Fuel markets, build a high purity base oil network throughout our Group III base oil import business, grow our collection volumes, and improve our production capacity. We achieved these objectives and are committed to driving further improvements and profitability through our business operations in 2018.”

-more-

Mr. Cowart added, “We feel great about the overall state of our business and are optimistic about the company’s future. We made significant strides in our financial performance in 2017, with improved revenues, a strong gross profit margin, and reductions in net loss, that we believe will carry over into 2018.

Mr. Cowart concluded, “We have made capital improvements at our facilities throughout 2017 that will position us to benefit significantly going forward. We plan to fully leverage what has become an improved market through multiple opportunities, including the high-purity base oil markets and processing finished products that will meet the new IMO’s 2020 marine bunker fuel regulations. Additionally, we will continue to focus on the growth of our collection business, both organically and through opportunistic acquisitions while growing our Group III base oil import business and managing our third-party feedstock cost.”

FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS CONFERENCE CALL DETAILS

Management will host a conference call today at 9 A.M. EST. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 1-201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until May 31, 2018, and may be accessed by dialing 1-877-660-6853 from the U.S. or 1-201-612-7415 for international callers using conference ID #13676763.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. With its headquarters in Houston, Texas, Vertex is one of the largest processors of used motor oil in the U.S. and has processing capacity of over 115 million gallons annually with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41 acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets that includes nine million gallons of storage. Vertex has implemented a cost-effective strategy for building its feedstock supply by establishing a successful self-collection and aggregation system. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry in North America. For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.’s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.
Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings Before Interest,
Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended December 31, 2017	For the Twelve Months Ended December 31, 2017
Net (loss) income attributable to Vertex Energy, Inc.	$(385,387)	$(8,433,233)
Add (deduct):
Interest income	$—	$(5,748)
Interest expense	$794,668	$3,483,062
Depreciation and amortization	$1,700,413	$6,643,324
Tax expense (benefit)	$(274,423)	$(274,423)

EBITDA*	$1,835,271	$1,412,982

Add (deduct): Stock-Based compensation	$145,971	$606,446

Adjusted EBITDA	$1,981,242	$2,019,428

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as

EBITDA before unrealized losses (gains) on derivative contracts and stock-based compensation expense. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
●	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$1,105,787	$1,701,435
Escrow - current restricted cash	—	1,504,723
Accounts receivable, net	11,288,991	10,952,219
Inventory	6,304,842	4,357,958
Prepaid expenses	1,771,832	2,669,117
Total current assets	20,471,452	21,185,452

Fixed assets, at cost	65,237,652	62,316,808
Less accumulated depreciation	(16,617,824)	(12,286,874)
Fixed assets, net	48,619,828	50,029,934
Goodwill and other intangible assets, net	14,499,354	15,252,332
Deferred tax asset	274,423	—
Other assets	440,417	518,250
TOTAL ASSETS	$84,305,474	$86,985,968

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,318,738	$9,440,696
Dividends payable	420,713	504,474
Capital leases	—	133,153
Current portion of long-term debt, net of unamortized finance costs	1,616,926	9,649,282
Revolving note	4,591,527	2,726,039
Total current liabilities	16,947,904	22,453,644

Long-term debt, net of unamortized finance costs	13,531,179	1,848,111
Contingent consideration	236,680	—
Derivative liability	2,245,408	4,365,992
Total liabilities	32,961,171	28,667,747

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B preferred stock, $0.001 par value per share; 10,000,000 shares authorized, 3,427,597 and 3,229,409 shares issued and outstanding at December 31, 2017 and 2016, respectively with liquidation preference of $10,625,551 and $10,011,168 at December 31, 2017 and 2016, respectively.	7,190,467	5,676,467

Series B-1 preferred stock, $0.001 par value per share; 17,000,000 shares authorized, 13,151,989 and 12,282,638 shares issued and outstanding at December 31, 2017 and 2016, respectively with liquidation preference of $20,517,103 and $19,160,915 at December 31, 2017 and 2016, respectively.	15,769,478	13,927,788
Total Temporary Equity	22,959,945	19,604,255
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 453,567 and 492,716 shares issued and outstanding at December 31, 2017 and 2016, respectively, with a liquidation preference of $675,815and $734,147 at December 31, 2017 and December 31, 2016, respectively.	454	493

Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated in 2016; 31,568 and 31,568 issued and outstanding at December 31, 2017 and 2016, respectively with a liquidation preference of $3,156,800 and $3,156,800 at December 31, 2017 and December 31, 2016, respectively.	32	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 32,658,176 and 33,151,391 issued and outstanding at December 31, 2017 and 2016, respectively, with zero and 1,108,928 shares held in escrow at December 31, 2017 and December 31, 2016, respectively	32,658	33,151
Additional paid-in capital	67,768,509	66,534,971
Accumulated deficit	(39,816,300)	(27,958,578)
Total Vertex Energy, Inc. stockholders’ equity	27,985,353	38,610,069
Non-controlling interest	399,005	103,897
Total Equity	28,384,358	38,713,966
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$84,305,474	$86,985,968

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

	2017	2016
Revenues	$145,499,092	$98,078,914
Cost of revenues (exclusive of depreciation shown separately below)	123,393,313	81,759,814
Gross profit	22,105,779	16,319,100

Selling, general and administrative expenses	21,685,542	20,154,399
Depreciation and amortization	6,643,324	6,277,215
Total selling, general and administrative expenses	28,328,866	26,431,614
Loss from operations	(6,223,087)	(10,112,514)
Other income (expense):
Other income	5,748	5,974
Gain on sale of assets	445	9,631,712
Gain on change in value of derivative liability	2,120,584	49,876
Realized loss on futures contracts	(833,176	(548,380)
Interest expense	(3,483,062)	(3,094,956)
Total other income (expense)	(2,189,461)	6,044,226
Loss before income taxes	(8,412,548)	(4,068,288)
Income tax benefit	274,423	117,646
Net loss	(8,138,125)	(3,950,642)
Net income attributable to non-controlling interest	295,108	2,179
Net loss attributable to Vertex Energy, Inc.	$(8,433,233)	$(3,952,821)

Accretion of discount on series B and B-1 Preferred Stock	(1,713,736)	(1,762,378)
Accrual of dividends on series B and B-1 Preferred Stock and retirement of a portion of Series B and B-1 Preferred discount	(1,677,633)	(9,822,196)
Net loss available to common shareholders	$(11,824,602)	$(15,537,395)

Earnings per common share
Basic	$(0.36)	$(0.51)
Diluted	$(0.36)	$(0.51)
Shares used in computing earnings per share
Basic	32,653,402	30,520,820
Diluted	32,653,402	30,520,820

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2017 AND 2016

	2017	2016
Cash flows from operating activities
Net loss	$(8,138,125)	$(3,950,642)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation expense	606,446	527,869
Depreciation and amortization	6,643,324	6,277,215
Rent paid by common stock	—	244,000
Gain on sale of assets	(445)	(9,631,712)
Deferred financing costs write off	715,112	1,390,727
Deferred federal income tax	(274,423)	—
Decrease in fair value of derivative liability	(2,120,584)	(49,876)
Changes in operating assets and liabilities:
Accounts receivable	(336,772)	(4,636,805)
Inventory	(1,910,884)	(809,647)
Prepaid expenses	897,285	(1,250,496)
Accounts payable and accrued expenses	878,042	(1,893,370)
Deferred revenue	—	(323,891)
Other assets	77,833	(38,979)
Net cash used in operating activities	(2,963,191)	(14,145,607)
Cash flows from investing activities
Acquisitions	(1,999,580)	—
Proceeds from sale of Bango assets	—	29,788,114
Costs related to sale of Bango assets	—	(10,792,446)
Proceeds from the sale of assets	327,718	20,900
Purchase of fixed assets	(2,125,667)	(1,628,859)
Net cash provided by (used in) investing activities	(3,797,529)	17,387,709
Cash flows from financing activities
Line of credit proceeds (payments), net	1,865,488	981,918
Proceeds from sale of Series C Preferred Stock	—	4,000,000
Purchase/buy back/sale/conversion Series B and B-1 Preferred Stock	—	(11,189,849)
Proceeds from issuance of Series B and B-1 Preferred Stock	—	19,349,757
Issuance costs of Series B and B-1 Preferred Stock	—	(607,890)
Payment of debt issuance costs	(1,718,090)	—
Proceeds from notes payable	17,570,929	7,650,819
Payments made on notes payable	(13,057,978)	(20,986,063)
Net cash provided by (used in) financing activities	4,660,349	(801,308)
Net change in cash and cash equivalents	(2,100,371)	2,440,794
Cash and cash equivalents and restricted cash at beginning of the period	3,206,158	765,364
Cash and cash equivalents and restricted cash at end of period	$1,105,787	$3,206,158

SUPPLEMENTAL INFORMATION
Cash paid for interest during the year	$1,952,719	$1,688,628
Cash paid for income taxes during the year	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$39	$120
Conversion of Series B and B1 Preferred Stock into common stock	$119,440	$5,104,881
Dividends-in-Kind accrued on Series B and B-1 Preferred Stock	$1,677,633	$9,822,196
Conversion feature and fair value of warrants for Series B and B-1 Preferred Stock	$—	$7,754,516
Accretion of discount on Series B and B-1 Preferred Stock	$1,713,736	$1,762,378
Common shares issued as payment	$—	$244,000
Contingent consideration on Nickco acquisition	$236,680	$—
Common restricted shares for Nickco acquisition	$474,000	$—
Return of common shares for sale escrow	$1,109	$—

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